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NEWS                          RE:
BULLETIN

FROM:                                     PAXAR Corporation
                                          105 Corporate Park Drive
FRB                                       White Plains, NY 10604
                                          (NYSE: PXR)

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The Financial Relations Board, Inc.

FOR FURTHER INFORMATION:

AT THE COMPANY              AT THE FINANCIAL RELATIONS BOARD

Arthur Hershaft             Doug Delieto,    Suzy Lynde,      Judith Sylk-Siegel
Chairman and                (general)        (analysts)       (media)
Chief Executive Officer     212-661-8030     312-266-7800     212-661-8030
914-697-6800

FOR IMMEDIATE RELEASE

October 28, 1997

                      IIMAK AND PAXAR STOCKHOLDERS VOTE TO
                              APPROVE THEIR MERGER

WHITE PLAINS, NY, October 28, 1997 - PAXAR Corporation (NYSE: PXR) announced today the completion of its acquisition of International Imaging Materials, Inc. (IIMAK) (Nasdaq: IMAK). Both IIMAK and PAXAR's shareholders voted overwhelmingly earlier today at special meetings of shareholders to approve IIMAK's merger with a newly formed, wholly-owned subsidiary of PAXAR Corporation.

Amherst, New York-based IIMAK, founded in 1983, is a major manufacturer of thermal transfer ribbons. These ribbons are used in thermal transfer printers to print bar code tags and labels and high-quality color graphics on a variety of materials. Ribbon demand is driven by the installed base of printers, which continues to exhibit growth and serves a wide breadth of applications. Industry experts forecast that the market growth rate for thermal transfer ribbons worldwide is approximately 20% annually.

PAXAR is a leading manufacturer of apparel identification products. Through its wholly owned subsidiary, Monarch Marking Systems, Inc., PAXAR is also a major U.S. manufacturer of thermal printers and supplies and has one of the largest installed bases of printers in the industry. With the IIMAK transaction, PAXAR would have had total sales in excess of $600 million on a pro forma basis for the twelve months ended June 30, 1997.

"The IIMAK merger fits very nicely with our March 1997 acquisition of Monarch Marking Systems, Inc. from a strategic perspective," staled Arthur Hershaft, Chairman and Chief Executive Officer of PAXAR Corporation. "Very simply, the recent
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acquisitions of those two companies will enhance our position in the rapidly growing automatic identification and tracking (auto ID) industry."

In the merger, each of IIMAK's approximately 8.3 million outstanding shares will be converted into 1.5 shares of PAXAR common stock. As a result of the merger, PAXAR expects to issue approximately 12 million new shares of its common stock.

PAXAR is a worldwide leader in the apparel identification business. Monarch, a wholly owned subsidiary of PAXAR, is a leading supplier of identification and tracking solutions to retail and industrial customers worldwide. Together, PAXAR and Monarch market and distribute their products in more than 75 countries.

              For more information on PAXAR, via fax at no charge,
           please call 1 (800) PRO-INFO, and enter ticker symbol PXR.
         Or, to visit the Company's web site, visit http://www.paxar.com

Except for historical information contained herein, certain statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause PAXAR's actual results in future periods to differ materially from forecasted results. Factors that could cause actual results to differ materially include, but are not limited to, economic and other business conditions that may affect demand for PAXAR's products in the United States or international markets, the mix of products sold and the profit margins thereon, order cancellations or reduced bookings by customers or distributors, and discounting necessitated by price competition. Those and other risks are described in the filings made by PAXAR with the Securities and Exchange Commission during the preceding 12 months, including their annual reports on Form 10-K for the year ended December 31, 1996, and PAXAR's quarterly reports for the quarter ended September 30, 1997, copies of which are available from the SEC or may be obtained upon request from PAXAR.

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